UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 2, 2010

InSight Health Services Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-75984-12	04-3570028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
26250 Enterprise Court, Suite 100, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (949) 282-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement
Restructuring Support Agreement
     On December 2, 2010, InSight Health Services Holding Corp. (the “Company”); Insight Health Services Corp. (“Insight”); Comprehensive Medical Imaging Centers, Inc.; Comprehensive Medical Imaging, Inc.; InSight Health Corp.; Maxum Health Services Corp.; North Carolina Mobile Imaging I, LLC; North Carolina Mobile Imaging II, LLC; North Carolina Mobile Imaging III, LLC; North Carolina Mobile Imaging IV, LLC; North Carolina Mobile Imaging V, LLC; North Carolina Mobile Imaging VI, LLC; North Carolina Mobile Imaging VII, LLC; Open MRI, Inc.; Orange County Regional PET Center — Irvine, LLC; Parkway Imaging Center, LLC; and Signal Medical Services, Inc. (collectively, the “Debtors”) entered into a Restructuring Support Agreement (the “Support Agreement”) with certain holders (the “Supporting Holders”) representing a significant majority of the $293,500,000 in aggregate principal amount of Insight’s Senior Secured Floating Rate Notes due 2011 (the “Notes”) pursuant to which the Debtors will propose their jointly filed chapter 11 plan (the “Plan”), which terms are described in a term sheet (the “Plan Term Sheet”), with the support of the Supporting Holders.
The Plan as Contemplated under the Plan Term Sheet
     Pursuant to the Plan, which, when filed, will be subject to bankruptcy court (the “Court”) approval, the holders of claims under the Notes (the “Notes Claims”) would receive 100% of the reorganized Company’s new common stock (the “New Common Stock”); provided that such distribution shall be subject to the conveyance to the holders of current equity interests in the Company of warrants representing two percent (2%) of the New Common Stock on a fully-diluted basis as of the effective date of the Plan (the “Warrants”). The New Common Stock and the Warrants will be subject to further dilution of up to 8% on a fully-diluted basis for equity grants for the benefit of certain continuing employees of the Debtors (the “Management Equity Plan”).
     The reorganized Company and holders of the New Common Stock will enter into a Stockholders Agreement, that will provide, among other things, that the reorganized Company’s board of directors will be comprised of seven directors, to include its Chief Executive Officer and six members to be appointed by certain beneficial holders of the Notes.
     Under the proposed Plan, all classes of claims would be unimpaired and paid in full, except for the Note Claims, Section 510(b) claims and the equity interests in the Company. The Plan provides that its effectiveness is subject to customary conditions.
     The Plan contemplates that the Debtors will continue to operate their businesses in substantially their current form. The Debtors intend to file motions contemporaneously with filing the Plan to seek authorization from the Court to continue to pay vendors and suppliers under normal terms in the ordinary course of business for all goods and services provided to the Debtors before and after the petition date. Under the Plan, Bank of America, N.A., as agent under the Company’s existing revolving credit facility, will agree to provide a debtor-in-possession financing facility in the approximate aggregate amount of $15.0 million (the “DIP Facility”) upon terms reasonably acceptable to the Debtors and Supporting Holders holding at least two-thirds in amount of the Notes Claims bound under the Support Agreement (the “Requisite Supporting Holders”).
     The Plan also provides that on its effective date or due to any issuance in connection with the Plan, the reorganized Debtors will not be required to file reports under the Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and will not be required to register as a reporting company thereunder.
The Support Agreement
     The terms of the Plan, as it may be amended by mutual consent of the Debtors and the Requisite Supporting Holders in accordance with the terms and conditions of the Support Agreement, is referred to herein as a “Qualified Plan.”
     The Support Agreement requires the Supporting Holders, among other things: (i) not to exercise or seek to exercise and direct the indenture trustee not to exercise or seek to exercise any rights or remedies or assert or bring any claims with respect to the Notes or the indenture governing the Notes except as provided in the Support

Agreement or the Plan; (ii) to vote in favor of a Qualified Plan, (iii) not to change, withdraw or revoke their votes with respect to a Qualified Plan, except as otherwise permitted in the Support Agreement; (iv) to support, and take all reasonable actions necessary or reasonably requested by the Debtors to facilitate, the solicitation, confirmation and consummation of a Qualified Plan and the transactions contemplated thereby; (v) to not object to, or vote any of their Notes Claims to reject, a Qualified Plan or otherwise take any action or commence any proceeding to oppose or to seek any modification of a Qualified Plan, the disclosure statement relating to the Qualified Plan, in form and substance reasonably satisfactory to the Debtors and to the Requisite Supporting Holders, or vote to support any alternate plan or other restructuring other than a Qualified Plan; (vi) may not take any other action that is inconsistent with, or that would delay or obstruct the proposal, solicitation, confirmation or consummation of, a Qualified Plan; and (vii) to support the DIP Facility.
     The Support Agreement will terminate under certain circumstances, including, without limitation, if (i) the petition date shall not have occurred by December 31, 2010, or such later mutually agreed date, (ii) the Debtors are in material breach of any obligations under the Support Agreement, publicly announce their intention not to pursue a Qualified Plan or publicly propose, accept or file a motion with the Court seeking approval of an alternate restructuring, (iii) the corporate governance documents (as contemplated under the Support Agreement) are not in a form reasonably acceptable to the Requisite Supporting Holders, (iv) any material term of the Plan, any supplement to the Plan, the disclosure statement or any corporate governance document has become effective or been otherwise finalized, has not been approved by the Requisite Supporting Holders or any such document that has been approved is modified without the consent of the Requisite Supporting Holders; (v) the Debtors file any motion or pleading with the Court that is materially inconsistent with the Support Agreement or the Plan Term Sheet, that is not withdrawn within the time set forth in the Support Agreement, (vi) the Court grants relief that is materially and adversely inconsistent with the Support Agreement or the Plan Term Sheet, (vii) a trustee is appointed in any chapter 11 case or any of the chapter 11 cases has been converted to a case under chapter 7 of the Bankruptcy Code and (viii) the termination of or occurrence of an event of default under the DIP Facility or any order or agreement permitting the use of cash collateral which shall not have been cured within any applicable grace period or waived pursuant to the terms of the DIP Facility or the applicable order or agreement permitting the use of cash collateral.
     The Support Agreement provides that the Debtors, among other things, will (i) for so long as no involuntary petition has been filed against any of the Debtors (A) not file voluntary petitions commencing any chapter 11 cases before December 8, 2010, or such earlier agreed date, (B) obtain Court approval of a disclosure statement, a confirmation order of a Qualified Plan and effectuate and consummate a Qualified Plan within the time-frames set forth in the Support Agreement, (ii) in the event of an involuntary petition filed against any of the Debtors, obtain Court approval of a disclosure statement, a confirmation order of a Qualified Plan and effectuate and consummate a Qualified Plan within the time-frames set forth in the Support Agreement, (iii) obtain from the Court orders in form and substance satisfactory to the Requisite Supporting Holders approving the DIP Facility within the time-frames set forth in the Support Agreement; (iv) segregate and not otherwise use proceeds of the sale of any collateral except as set forth in the Support Agreement and (v) not take any action that is inconsistent with, or is intended or is likely to interfere with consummation of, the transactions embodied in the Support Agreement and the Plan Term Sheet.
The new securities to be issued pursuant to any plan of reorganization have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, any such new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.
This report does not constitute a solicitation of consents to or votes to accept any chapter 11 plan or an offer to purchase any securities or a solicitation of an offer to sell any securities. Any solicitation or offer will be made pursuant to a disclosure statement and applicable law.
Safe Harbor and Forward Looking Information
Certain statements in this report are “forward-looking statements.” They reflect the Company’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, express or implied by such forward-looking statements. The Company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the outcome of any bankruptcy proceedings, including whether or not the proposed plan is ultimately approved by the bankruptcy court and the final terms thereof; (ii) the potential adverse impact of any chapter 11 bankruptcy filing on the Company’s business, financial condition or results of operations; (iii) the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted from time to time and to develop, prosecute and confirm and consummate any plan of reorganization with respect to the chapter 11 proceedings and to consummate all of the transactions contemplated by any such plan of reorganization or upon which consummation of such plan may be conditioned; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the restructuring support agreement that the Company has entered into with certain of its noteholders; (v) the Company’s ability to successfully implement its core market strategy; (vi) overcapacity and competition in the Company’s markets; (vii) reductions, limitations and delays in reimbursement by third-party payors; (viii) contract renewals and financial stability of customers; (ix) changes in the nature of commercial health care insurance arrangements, so that individuals bear greater financial responsibility through high deductible plans, co-insurance and co-payments; (x) conditions within the healthcare environment; (xi) the potential for rapid and significant changes in technology and their effect on the Company’s operations; (xii) operating, legal, governmental and regulatory risks; (xiii) conditions within the capital markets, including liquidity and interest rates and (xiv) economic (including financial and employment market conditions), political and competitive forces affecting the Company’s business, and the country’s economic condition as whole.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSIGHT HEALTH SERVICES HOLDINGS CORP.
Date: December 8, 2010	By:	/s/ Louis E. Hallman, III
Louis E. Hallman, III
President and Chief Executive Officer

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